UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 1, 2005, Navarre Corporation and each of its wholly-owned subsidiaries (the “Company”), entered into a $165 million Third Amended and Restated Credit Agreement (“Third Amended Credit Agreement”) with General Electric Capital Corporation (“GE”) acting as agent. The Third Amended Credit Agreement amends the Company’s existing lines of credit with GE. Under Third Amended Credit Agreement the Company is provided with a six-year $115 million Term Loan B sub-facility, a $25 million five and one-half year Term Loan C sub-facility, and a five-year revolving sub-facility for up to $25 million. The credit facility is secured by a first priority security interest in substantially all of Navarre’s assets. The Third Amended Credit Agreement contemplates that the Term Loan C sub-facility will be paid down at a future date with the Company entering into a second lien lending arrangement in order to provide the funds necessary for such a payment.

     The entire $115 million of the Term Loan B sub-facility has been drawn since May 11, 2005 and the entire $25 million of the Term Loan C sub-facility was drawn by the Company at closing. The revolving sub-facility will be available to the Company for its working capital and general corporate needs and was undrawn at the closing of the Third Amended Credit Agreement.

     The Third Amended Credit Agreement is attached hereto as Exhibit 10.1. Additional information regarding the Third Amended Credit Agreement is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.

     Additionally, On June 1, 2005, the Company entered into a Limited Waiver with respect to Second Amended and Restated Credit Agreement with GE as agent, which has been amended and restated pursuant to the Third Amended Agreement discussed above, to provide a waiver to the Company in connection with the breach or violation of certain of its representations and warranties in the Second Amended and Restated Credit Agreement related to the accuracy of certain of the Company’s financial statements. This description is qualified in its entirety by reference to the Limited Waiver which is attached hereto as Exhibit 10.2.

Item 2.02. Results of Operations and Financial Condition.

     On June 2, 2005, Navarre Corporation issued a press release announcing its earnings for the fourth quarter and fiscal year 2005, the adjustment of certain previously-issued financial information, the date and time of an upcoming conference call with management of the Company, and issuing revised guidance regarding the Company’s anticipated financial performance for the 2006 fiscal year. This press release is attached as Exhibit 99.1 as is incorporated by reference.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation

     As described in Item 1.01 above, on June 1, 2005, the Company and each of its wholly-owned subsidiaries entered into the $165 million Third Amended Credit Agreement with General Electric Capital Corporation (“GE”) as agent. The Third Amended Credit Agreement contains customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, fixed charge coverage ratio, adjusted fixed charge coverage ratio, and indebtedness to EBITDA ratio. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from GE or the lenders. The Third Amended Credit Agreement also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.

     The initial interest rate on funds borrowed under the Third Amended Credit Agreement is initially set at a maximum, variable blended rate of approximately 8.75% based on the prime rate and a maximum, variable blended rate of approximately 7.8% based on the LIBOR rate, which rate will adjust as provided for in Third Amended Credit Agreement.

     The description of the Third Amended Credit Agreement is qualified in its entirety by reference to the Third Amended Credit Agreement filed as Exhibit 10.1 hereof, which is incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     (a)(1) On June 1, 2005, the Company’s management, in consultation with the Company’s Audit Committee of the Board of Directors, determined that its consolidated financial statements for its fiscal year 2004 third quarter, fiscal year 2004 annual period, and the first quarter and third quarter of fiscal year 2005 will be restated and thus should no longer be relied upon.

     (2)  As a result of issues identified in the fiscal year 2005 closing process, it was determined that expenses related to the incentive-based deferred compensation of the Company’s Chief Executive Officer should have been recorded in the third quarter of fiscal 2004 and first quarter of fiscal 2005. As a result, additional expenses and accrued liabilities of $1.5 million and $2.2 million will be recorded in these quarters, respectively. These expenses, which represent non-cash charges for those periods presented, were determined in accordance with the provisions of the Chief Executive Officer’s 2001 employment agreement.

     Management also determined that the Company’s deferred tax benefit recorded in the third quarter of fiscal 2005 was improperly included in income and should have been applied to additional paid in capital. Consequently, the tax benefit of $2.4 million recognized during the quarter will be reduced and additional paid in capital will be increased by the same amount with no overall effect to cash or equity.

     (3) The Company has discussed the matters disclosed in this item with Grant Thornton LLP, the Company’s existing independent accountants. The Company has also discussed the matters in Item 4.02(a)(2) with Ernst & Young who audited the Company’s financial statements for the year ending March 31, 2004.

     The Company is presently working through the presentation of these restatements and intends to make applicable filings as quickly as possible.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibit is filed with this document:

     Exhibit 10.1 Form of Third Amended and Restated Credit Agreement with Lenders and General Electric Capital Corporation dated June 1, 2005.

     Exhibit 10.2 Form of Limited Waiver to Second Amended and Restated Credit Agreement dated June 1, 2005.

     Exhibit 99.1 Press Release, dated June 2, 2005, issued by Navarre Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: June 3, 2005	By:	/s/ JAMES G. GILBERTSON
		Name:	James G. Gilbertson
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Third Amended and Restated Credit Agreement with Lenders and General Electric Capital Corporation dated June 1, 2005.
10.2	Form of Limited Waiver to Second Amended and Restated Credit Agreement dated June 1, 2005.
99.1	Press Release issued by Navarre Corporation, dated June 2, 2005.